Exhibit 99.1

2200 Mission College Blvd.
P.O. Box 58119
Santa Clara, CA 95052-8119

CONTACTS: Chuck Mulloy                  Alex Lenke
          Media Relations               Investor Relations
          408-765-3484                  408-765-1773
          chuck.mulloy@intel.com        alex.lenke@intel.com



                  INTEL ANNOUNCES RESTRUCTURING

         Expects to Reduce Costs and Operating Expenses
          By $2 Billion in 2007, By $3 Billion in 2008

SANTA CLARA, Calif., Sept. 5, 2006 - Intel today announced plans for restructuring following an analysis of the company's structure and efficiency. As a result of the restructuring, the company expects to generate savings in costs and operating expenses of approximately $2 billion in 2007. In 2008 the company expects savings from this restructuring to grow to approximately $3 billion annually.

     The savings are a combination of non-workforce related steps and a significant reduction in Intel's workforce. The company's employee population will decline to approximately 95,000 by the end of this year, resulting from workforce reductions, attrition and previously announced actions. The workforce will decline to approximately 92,000 by the middle of 2007 - 10,500 fewer than the company's employee population at the end of the second quarter of 2006. In addition to the savings from the workforce reduction, the company expects savings in merchandizing expenses, capital and materials.

     "These actions, while difficult, are essential to Intel becoming a more agile and efficient company, not just for this year or the next, but for years to come," said Paul Otellini, Intel president and chief executive officer.

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     Most job reductions this year will occur in management,
marketing and information technology functions, reductions related to the previously announced sale of businesses, as well as attrition. In 2007, the reductions will be more broadly based as Intel improves labor efficiency in manufacturing, improves equipment utilization, eliminates organizational redundancies, and improves product design methods and processes.

     In 2008, the company expects the cost and operating expense savings from this restructuring to grow to approximately $3 billion as it achieves the full-year run rate on the projects implemented in 2007. In addition, Intel expects to achieve a capital expenditure avoidance of $1 billion by better utilizing manufacturing equipment and space. The company expects that approximately 25 percent of the project's savings in 2007 will reduce cost of sales, and the rest will reduce operating expenses.

     The company expects severance costs to total approximately
$200 million, offsetting some of the expected savings from the project's implementation.

     Intel is currently in its quiet period, so an update to its business outlook will not be made at this time. Further information concerning savings and costs related to the restructuring project will be provided in quarterly earnings releases and related business outlook estimates. The earnings release for the third quarter of this year is scheduled for publication Oct. 17.

     Intel, the world leader in silicon innovation, develops technologies, products and initiatives to continually advance how people work and live. Additional information about Intel is available at www.intel.com/pressroom.

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. Many factors could affect the Efficiency Plan and the Corporation's actual results, and if the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of the Corporation may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections, the extent or timing of cost savings, charges, use of cost savings, revenue or profitability improvements, or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including timing and execution of any restructuring plans, retirement programs, benefit program changes or reorganizations and extent of employees impacted; any statements concerning the Corporation's expected competitive position or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Intel presently considers the factors set forth below to be the important factors that could cause actual results to differ materially from the Corporation's published expectations: risks, uncertainties and assumptions including the timing and execution of plans and programs subject to local labor law requirements, including consultation with appropriate works councils; assumptions related to severance and post-retirement costs; future acquisitions, dispositions, investments, new business initiatives and changes in product roadmap, development and manufacturing which may affect expense and employment levels at the Corporation; assumptions relating to product demand and the business environment; and other risk factors that are described from time to time in the Corporation's Securities and Exchange Commission reports, including but not limited to the risk factors described in the Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended July
1, 2006, and other reports filed after the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The

Corporation assumes no obligation to update these forward-looking statements.

Intel and the Intel logo are trademarks or registered trademarks of Intel Corporation or its subsidiaries in the United States and other countries. *Other names and brands may be claimed as the property of others.